UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange
0.600% Notes due 2021	PKI 21B	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of PerkinElmer, Inc. (the “Company”) approved a voluntary equity for salary program in which executive officers and other senior leaders of the Company are eligible to participate to show confidence in the Company’s long-term prospects. Under the program, these individuals may elect, on or prior to April 2, 2020, to defer a designated portion of their base salary over a three-month period and receive the deferred amount in the form of restricted stock units (“RSUs”) that will be granted on April 6, 2020 and will vest in full on the first anniversary of the date of grant subject to the individual’s continued service through such date. Each RSU will represent the right to receive one share of the Company’s common stock upon vesting and the number of RSUs to be granted to each participant in the program will be determined by dividing the aggregate amount of salary deferred for each participant by the Black-Scholes value of an RSU on the date of grant. In addition, also on March 26, 2020, the Committee approved forms of Restricted Stock Unit Agreements to be entered into between the Company and the executive officers who participate in the program, providing, in the alternative, for either single-trigger or double-trigger vesting acceleration upon a change of control, based on the terms of the executive officer’s existing employment agreement with the Company. The forms of agreements are attached as Exhibits 99.1 and 99.2 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

On March 30, 2020, the Board, upon the recommendation of the Committee and the Nominating and Corporate Governance Committee of the Board, approved a modification to the Company’s director compensation program, pursuant to which the next quarterly payment of the annual cash retainer for each non-employee director to be paid in May 2020 shall instead be granted in the form of RSUs that will vest in full on the first anniversary of the date of grant subject to the director’s continued service through such date or, if earlier, upon the director’s death, disability or qualifying retirement, or the termination of the director’s service within 12 months following a change in control. Each RSU will represent the right to receive one share of the Company’s common stock upon vesting and the number of RSUs to be granted to each non-employee director will be determined by dividing the amount of the cash retainer that he or she would otherwise have been entitled to by the Black-Scholes value of an RSU on the date of grant, which shall be the same date of grant as used for annual equity awards to the non-employee members of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Agreement (Time-based vesting) with single-trigger acceleration upon a change of control for grants to executive officers under the 2019 Incentive Plan.

99.2	Form of Restricted Stock Unit Agreement (Time-based vesting) with double-trigger acceleration upon a change of control for grants to executive officers under the 2019 Incentive Plan.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 1, 2020	By:	/s/ Joel S. Goldberg
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary